                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in Honeywell International Inc.'s Registration Statements on Form S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-62963, 333-14673, 333-57509,
333-57515, 333-57517, 333-57519, 333-83511 and 333-88141), on Form S-3 (Nos.
33-14071, 33-55425, 33-64245, 333-22355, 333-49455, 333-68847, 333-74075 and
333-86157) and on Form S-4 (No. 333-82049) of our report dated January 27, 2000, except as to the subsequent event described in Note 25 which is as of February 4, 2000, relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
February 22, 2000